                                                                   Exhibit 10.1
                          INVESTMENT ADVISORY AGREEMENT

     This INVESTMENT ADVISORY AGREEMENT (this "Agreement") is entered into as of
April 29, 2008,  2008 by and between MACC PRIVATE  EQUITIES  INC., a corporation organized  under  the  laws  of the  State  of  Delaware  (the  "Company"),  and
EUDAIMONIA ASSET MANAGMENT, LLC, a limited liability company organized under the laws of the State of California ("Eudaimonia").

                                 R E C I T A L S

     WHEREAS, the Company is a closed-end investment company that has elected to be regulated as a business  development  company (a "BDC") under the  Investment
Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, Eudaimonia is qualified to provide investment advisory services to the Company and is  registered as an  investment  advisor  under the  Investment
Advisors Act of 1940, as amended; and

     WHEREAS,  this  Agreement  is  subject  to  approval  by the  holders  of a majority,  as  defined  in the 1940 Act,  of the  Company's  outstanding  voting securities  and  will  become  effective  as of the date of such  approval  (the
"Effective Date").

                                A G R E E M E N T

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and other  good and valuable consideration, the parties hereto agree as follows:

     Section 1. Definitions.

     1.1 The "1940 Act" has the meaning set forth in the first recital hereof.

     1.2 "Affiliate" shall have the meaning given under the 1940 Act.

     1.3 "Assets Under  Management"  shall mean the total value of the Company's assets managed by Eudaimonia  under this  Agreement,  less any cash balances and cash  equivalent  investments  of the Company  which are not invested in debt or equity  securities  of Portfolio  Companies  in  accordance  with the  Company's investment objectives, calculated as of the end of each month during the term of this Agreement.

     1.4 "Capital Losses" are those which are placed,  consistent with generally accepted  accounting  principles,  on the books of the  Company  and which occur when:

          (a) An actual or realized loss is sustained owing to Portfolio Company or investment events including,  but not limited to,  liquidation,  sale or bankruptcy; or

          (b) The Board of  Directors of the Company  determines  that a loss or depreciation  in value from the value on the date of this Agreement  should be taken by the Company in accordance  with generally  accepted  accounting principles  ("GAAP") and the Company's  Valuation Policy then in effect and is shown on its books as a part of the periodic  valuation of the Portfolio
     Companies by the Board of Directors ("Unrealized Depreciation").

For purposes of this definition, in any case where the Board of Directors of the
Company writes down the value of any  investment in the Company's  portfolio (in accordance  with the standards set forth in subsection  1.4(b) above),  (i) such reduction in value shall result in a new cost basis for such investment and (ii)
the most recent cost basis for such investment  shall  thereafter be used in the determination  of any Realized  Capital Gains or Capital Losses in the Company's
portfolio  (i.e.,  there shall be no  double-counting  of losses when a security
(whose value has declined in a prior period) is ultimately sold at a price below its historical cost).

     1.5 The  "Company"  shall  mean MACC  Private  Equities  Inc.,  a  Delaware corporation.

     1.6 "Eudaimonia" shall mean Eudaimonia Asset Management,  LLC, a California limited liability company.

     1.7 "Existing  Portfolio Company" or "Existing  Portfolio  Companies" shall mean any  Portfolio  Company  in which the  Company  or  MorAmerica  has made an investment prior to the Effective Date.

     1.8  "MorAmerica"  shall  mean  the  Company's   wholly-owned   subsidiary,
MorAmerica Capital Corporation, an Iowa corporation.

     1.9 "Net Capital  Gains" shall mean  Realized  Capital Gains net of Capital
Losses determined in accordance with GAAP.

     1.10 "New Portfolio  Company" or "New Portfolio  Companies"  shall mean any
Portfolio  Company,  other  than an  Existing  Portfolio  Company,  in which the
Company may make an investment after the Effective Date.

     1.11 "Other Venture  Capital Funds" has the meaning set forth in subsection
3.2.

     1.12 "Portfolio Company" or "Portfolio  Companies" shall mean any entity in which the Company may make an  investment  and with respect to which  Eudaimonia will be  providing  services  pursuant  hereto,  which  investments  may include ownership of capital stock,  loans,  receivables due from a Portfolio Company or other debtor on sale of assets  acquired in liquidation  and assets  acquired in liquidation of any Portfolio Company.

     1.13 "Realized  Capital Gains" shall mean capital gains after deducting the cost and  expenses  necessary  to achieve the gain (e.g.,  broker's  fees).  For purposes of this  Agreement,  capital gains are Realized  Capital Gains upon the cash sale of the  capital  stock or assets of a  Portfolio  Company or any other asset or item of property managed by Eudaimonia  pursuant to the terms hereof or any Realized Capital Gain has occurred in accordance with GAAP which is not cash as described in the following  sentence.  Realized  Capital Gains other than cash gains,  shall be  recorded  and  calculated  in the period the gain is realized; however in determining payment of any incentive fee, the payment shall be made when the cash is  received.  The amount of the fee earned on gains other than  cash  shall  be  recorded  as  incentive  fees  payable  on the  financial statements of the Company.

     1.14 "SEC" shall mean the United States Securities and Exchange Commission.

     Section 2.  Investment  Advisory  Engagement.  The Company  hereby  engages
Eudaimonia as its investment advisor.

     2.1 As such, Eudaimonia will:

          (a)  Manage,  render  advice  with  respect  to,  and  make  decisions regarding the  acquisition and disposition of securities in accordance with applicable  law and the  Company's  investment  policies  as set  forth  in writing by the Board of  Directors,  to include  (without  limitation)  the search and  marketing  for  investment  leads,  screening  and  research of investment  opportunities,  maintenance  and  expansion  of  a  co-investor
     network,    review   of   appropriate   investment   legal   documentation,
     presentations  of investments to the Company's Board of Directors (when and
     as  required),  closing  of  investments,   monitoring  and  management  of
     investments   and  exits,   preparation   of   valuations,   management  of
     relationships  with  the  SEC,  shareholders,  outside  auditors,  and  the provision of other services appropriate to the management of a BDC;

          (b) Make  available  and,  if  requested  by  Portfolio  Companies  or entities in which the Company is  proposing  to invest,  render  managerial assistance to, and exercise  management rights in, such Portfolio Companies and  entities  as  appropriate  to  maximize  return for the Company and to comply with regulations;

          (c) Maintain  office space and  facilities  to the extent  required by
     Eudaimonia to provide adequate management services to the Company;

          (d) Maintain the books of account and other  records and files for the
     Company, but not to include auditing services; and

          (e) Report to the Company's Board of Directors, or to any committee or officers  acting pursuant to the authority of the Board, at such reasonable times and in such reasonable detail as the Board deems appropriate in order to enable the  Company to  determine  that  investment  policies  are being observed and implemented  and that the obligations of Eudaimonia  hereunder are being  fulfilled.  Any  investment  program  undertaken  by  Eudaimonia pursuant hereto and any other activities undertaken by Eudaimonia on behalf of the  Company  shall at all times be  subject to  applicable  law and any directives  of the  Company's  Board of Directors  or any duly  constituted committee or officer  acting  pursuant to the  authority  of the  Company's
     Board of Directors.

     2.2 Eudaimonia  will be responsible for the following  expenses:  its staff salaries and fringe  benefits,  office space,  office  equipment and  furniture, communications,  travel, meals and entertainment,  conventions, seminars, office supplies,  dues and  subscriptions,  hiring fees,  moving  expenses,  repair and
maintenance,   employment  taxes,   in-house   accounting   expenses  and  minor
miscellaneous expenses.

     Eudaimonia will pay for its own account all expenses  incurred in rendering the services to be rendered  hereunder.  Without  limiting the generality of the foregoing,  Eudaimonia will pay the salaries and other employee  benefits of the persons  in its  organization  whom  it may  engage  to  render  such  services, including without  limitation,  persons in its organization who may from time to time act as officers of the Company.

     Notwithstanding the foregoing,  Eudaimonia will earn incentive compensation on a quarterly  basis,  which shall not be deemed part of  compensation or other employee benefits for the purpose of this paragraph.

     2.3 In  connection  with  the  services  provided,  Eudaimonia  will not be responsible for the following expenses which shall be the sole responsibility of the Company and will be paid promptly by the Company:  auditing  fees; all legal expenses;  legal fees normally paid by Portfolio  Companies;  appropriate  trade
association  fees;  brochures,  advertising,   marketing  and  publicity  costs;
interest on debt; fees to the Company and its directors and Board fees; any fees owed or paid to the Company or fund  managers;  any and all expenses  associated with property of a Portfolio  Company taken or received by the Company or on its
behalf  as  a  result  of  its   investment  in  any  Portfolio   Company;   all
reorganization  and  registration   expenses  of  the  Company;   the  fees  and
disbursements of the Company's counsel,  accountants,  custodian, transfer agent and  registrar;  fees and expenses  incurred in producing and effecting  filings with federal and state securities administrators;  costs of periodic reports to, and other communications with the Company's  shareholders;  fees and expenses of members of the  Company's  Board of Directors who are not  directors,  officers, employees or  Affiliates of Eudaimonia or of any entity which is an Affiliate of
Eudaimonia;  premiums for the fidelity  bond,  if any,  maintained by Eudaimonia pursuant to Section 17 of the 1940 Act;  premiums  for  directors  and  officers insurance  maintained  by the Company;  all  transaction  costs  incident to the acquisition,  management and protection of and  disposition of securities by the
Company; and any other expenses incurred by or on behalf of the Company that are not expressly payable by Eudaimonia under Section 2.2. above.

     2.4  Subject to approval  by the Board of  Directors  of the Company and in accordance with the 1940 Act,  Eudaimonia may retain one or more  subadvisors to assist it in performance of its duties hereunder.

     Section 3. Nonexclusive Obligations; Co-investments.

     3.1 The  obligations  of  Eudaimonia  to the  Company  are  not  exclusive.
Eudaimonia and its  Affiliates,  may in their  discretion,  manage other venture capital  funds and render the same or similar  services  to any other  person or persons  who  may be  making  the  same  or  similar  investments.  The  parties acknowledge  that Eudaimonia may offer the same investment

opportunities  as may be  offered  to the  Company  to  other  persons  for whom
Eudaimonia is providing  services.  Neither Eudaimonia nor any of its Affiliates shall in any  manner be liable to the  Company  by reason of the  activities  of
Eudaimonia  or its  Affiliates on behalf of other persons and funds as described in this  paragraph  and any  conflict of interest  arising  therefrom  is hereby expressly waived.

     3.2  Should  Eudaimonia  or any of  its  Affiliates  agree  to  perform  or undertake any investment  management  services  described in Section 3.1 for any registered  or  unregistered  investment  company in  addition  to the  Company,
Eudaimonia will notify the Company, in writing,  not later than the commencement of such agreement or the initial provision of such services.

     3.3 Any such investment management services and any co-investments shall at all times be provided in strict  accordance with rules and regulations under the
1940 Act,  Eudamonia's  asset  allocation  policy  required  thereunder  and any exemptive order thereunder applicable to the Company.

     Section 4. Services to Portfolio Companies.

     4.1 It is  acknowledged  that as a part of the  services  to be provided by
Eudaimonia hereunder, certain of its employees,  representatives and agents will act as members of the board of directors of individual Portfolio Companies, will vote the shares of the  capital  stock of  Portfolio  Companies,  and make other decisions  which may effect the near-and the long-term  direction of a Portfolio
Company.  Unless otherwise  restricted  hereafter by the Company in writing,  in regard to such actions and decisions the Company hereby appoints Eudaimonia (and such  officers,  directors,  employees,  representatives  and agents is it shall designate)  as its  proxy,  as a  result  of  which  Eudaimonia  shall  have the authority,  in its performance of this Agreement,  to make decisions and to take such  actions,  without  specific  authority  from the Board of Directors of the
Company, as to all matters which are not hereby restricted.

     4.2 All  fees,  including  director's  fees  that may be paid by or for the account of an entity in which the Company  has  invested or in which the Company is proposing to invest in connection with an investment transaction in which the
Company  participates  or  provides  managerial  assistance,  will be treated as commitment fees or management fees and will be received by the Company, pro rata to its  participation  in such  transaction.  Eudaimonia  will be  allowed to be reimbursed by Portfolio  Companies for all direct  expenses  associated with due diligence and management of portfolio  investments  or investment  opportunities
(travel, meals, lodging, etc.).

     4.3 The sole and exclusive  compensation  to Eudaimonia for its services to be rendered  hereunder  will be in the form of a  management  fee and a separate incentive fee as provided in Section 5. Should any officer,  director,  employee or  Affiliate of  Eudaimonia  serve as a member of the Board of Directors of the
Company, such officer,  director,  employee or Affiliate of Eudaimonia shall not receive compensation as a member of the Board of Directors of the Company.

     Section 5. Management and Incentive Fees.

     5.1 During the term of this  Agreement,  the  Company  will pay  Eudaimonia monthly in arrears a management  fee equal to 2.0% per annum of the Assets Under
Management attributable to Existing Portfolio Companies.

     5.2 During the term of this  Agreement,  the  Company  will pay  Eudaimonia monthly in arrears a management  fee equal to 2.0% per annum of the Assets Under
Management attributable to New Portfolio Companies.

     5.3 During the term of this  Agreement  the Company shall pay to Eudaimonia incentive fees determined as specified in this Section 5.3;  provided,  however, that the  amount of the  incentive  fee paid by the  Company  and all  incentive compensation, in any fiscal year, may not exceed the limit prescribed by Section
205(b)(3) of the Investment Advisers Act of 1940.

          (a) The incentive fee  attributable  to Existing  Portfolio  Companies shall be calculated as follows:

               (i) The  amount  of the fee  shall be  13.4%  of the Net  Capital
          Gains, before taxes,  resulting from the disposition of investments in
          Existing  Portfolio  Companies or resulting  from the  disposition  of other  assets  or  property  of  the  Company  acquired  prior  to the
          Effective Date and managed by Eudaimonia pursuant to the terms hereof.

               (ii)  Net  Capital  Gains,  before  taxes,  shall  be  calculated annually at the end of each fiscal year for the purpose of determining the earned incentive fee, unless this Agreement is terminated prior to the completion of any fiscal year, then such calculation shall be made at the end of such shorter period. A preliminary  calculation shall be made on the last  business  day of each of the three  fiscal  quarters preceding  the end of each fiscal year for the purpose of  determining the  incentive  fee payable under  Section  5.2(d)(i)  below.  Capital
          Losses and Realized  Capital Gains shall not be cumulative  (i.e.,  no
          Capital Losses nor Realized Capital Gains are carried forward into any subsequent fiscal year).

          (b) The incentive fee attributable to New Portfolio Companies shall be calculated as follows:

               (i) The  amount  of the fee  shall be  20.0%  of the Net  Capital
          Gains, before taxes,  resulting from the disposition of investments in
          New Portfolio  Companies or resulting  from the  disposition  of other assets or property of the Company  acquired  after the Effective  Date and managed by Eudaimonia pursuant to the terms hereof.

               (ii)  Net  Capital  Gains,  before  taxes,  shall  be  calculated annually at the end of each fiscal year for the purpose of determining the earned incentive fee, unless this Agreement is terminated prior to the completion of any fiscal year, then such calculation shall be made at the end of such shorter period. A preliminary  calculation shall be made on the last  business  day of each of the three  fiscal  quarters preceding  the end of each fiscal year for the purpose of  determining the  incentive  fee payable under  Section  5.2(d)(i)  below.  Capital
          Losses

          and Realized  Capital Gains shall not be cumulative  (i.e., no Capital
          Losses  nor  Realized  Capital  Gains  are  carried  forward  into any subsequent fiscal year).

          (c) Net Capital Gains with respect to Existing Portfolio  Companies or resulting  from the  disposition of other assets or property of the Company acquired  prior to the Effective  Date under 5.3(a) shall be calculated and paid  independently  from Net Capital  Gains with respect to New  Portfolio
     Companies or resulting from the  disposition of other assets or property of the Company acquired after the Effective Date under 5.3(b).

          (d)  Upon  termination  of  this  Agreement,  all  earned  but  unpaid incentive fees shall be immediately due and payable.

          (e) Payment of incentive fees shall be made as follows:

               (i) To the extent payable, incentive fees shall be paid, in cash, in  arrears on the last  business  day of each  fiscal  quarter in the fiscal year.

               (ii) The incentive fee shall be retroactively adjusted as soon as practicable  following completion of the valuations at the end of each fiscal year in which this Agreement is in effect to reflect the actual incentive  fee due and  owing to  Eudaimonia,  and if such  adjustment reveals that Eudaimonia has received more incentive fee income than it is entitled to  hereunder,  Eudaimonia  shall  promptly  reimburse the
          Company for the amount of the excess.

     Section 6. Liability and Indemnification of Eudaimonia.

     6.1 Neither Eudaimonia, nor any of its officers,  directors,  shareholders, employees, agents or Affiliates,  whether past, present or future (collectively, the  "Indemnified  Parties"),  shall be  liable  to the  Company,  or any of its
Affiliates  for any error in judgment or mistake of law made by the  Indemnified
Parties in connection with any investment  made by or for the Company,  provided such  error  or  mistake  was not  made in bad  faith  or as a  result  of gross negligence  or  willful  misconduct  of the  Indemnified  Parties.  The  Company confirms that in performing services  hereunder,  Eudaimonia will be an agent of the Company for the purpose of the  indemnification  provisions of the Bylaws of the Company subject,  however, to the same limitations as though Eudaimonia were a  director  or officer of the  Company.  Eudaimonia  shall not be liable to the
Company, its shareholders or its creditors,  except for violations of law or for conduct  which  would  preclude  Eudaimonia  from being  indemnified  under such provisions. The provisions of this Section 6.1 shall survive termination of this
Agreement.

     6.2  Individuals  who are Affiliates of Eudaimonia and are also officers or directors of the Company as well as other Eudaimonia  officers performing duties within the scope of this  Agreement  on behalf of the Company will be covered by any directors and officers insurance policy maintained by the Company.

     Section 7. Shareholder Approval; Term.

     This Agreement is subject to approval by the shareholders of the Company in the manner set forth in Section  15(a) of the 1940 Act.  The Company  represents that this Agreement has been approved by the Company's Board of Directors.  This
Agreement  shall  continue in effect for two (2) years from the Effective  Date, unless sooner  terminated  as provided for herein.  Thereafter,  this  Agreement shall continue in effect so long as such continuance is specifically approved at least annually by the Company's Board of Directors,  including a majority of its members who are not interested persons of Eudaimonia,  or by vote of the holders of a majority,  as defined in the 1940 Act, of the Company's  outstanding voting securities. The foregoing  notwithstanding,  this Agreement may be terminated by the Company at any time,  without  payment of any  penalty,  on sixty (60) days'
written  notice to  Eudaimonia if the decision to terminate has been made by the
Board of  Directors  or by vote of the holders of a majority,  as defined in the
1940 Act, of the Company's outstanding voting securities.

     Eudaimonia  may also  terminate  this Agreement on sixty (60) days' written notice to the Company;  provided,  however, that Eudaimonia may not so terminate this Agreement unless another investment advisory agreement has been approved by the vote of a majority, as defined in the 1940 Act, of the Company's outstanding shares and by the Board of  Directors,  including  a majority of members who are not parties to such  agreement  or  interested  persons of any such party.  Upon receipt of any such notice from  Eudaimonia,  the Company will in good faith use its best  efforts  to cause an  advisory  agreement  to be  entered  into by the
Company with a suitable investment adviser.

     Section 8. Assignment.

     This Agreement may not be assigned by any party without the written consent of the other and any assignment, as defined in the 1940 Act, by Eudaimonia shall automatically terminate this Agreement.

     Section 9. Amendments.

     This Agreement may be amended only by an instrument in writing  executed by all parties and otherwise in accordance with the 1940 Act.

     Section 10. Governing Law.

     This  Agreement  shall be  construed  and enforced in  accordance  with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement to be effective as of the date first above written.

                           THE COMPANY:
                           MACC PRIVATE EQUITIES, INC.
                             A Delaware corporation

                           By: /s/ David R. Schroder
                               ----------------------------------------
                               David R. Schroder
                               President

                            By: /s/ Robert A. Comey
                               -----------------------------------------
                               Robert A. Comey
                               Executive Vice President

                             EUDAIMONIA:
                             EUDAIMONIA ASSET MANAGEMENT, LLC
                             A California limited liability company

                             By:  /s/ Travis T. Prentice
                                 -----------------------------------------
                             Name:  Travis T. Prentice
                                  ----------------------------------------
                             Title:    President and CEO
                                   ---------------------------------------